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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 3, 2003 (January 31,
2003)


                       APPLIED GRAPHICS TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)


        DELAWARE                         1-16431                          13-3864004
(State or other jurisdiction      (Commission File Number)  (I.R.S. Employer Identification No.)
   of incorporation)

450 WEST 33RD STREET, NEW YORK, NY                                           10001
(Address of principal executive offices)                                   (Zip Code)

Registrant's telephone number, including area code: 212-716-6600

Not Applicable
(Former Name or Former Address, if changed since last report)
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Item 5.  Other Events

     As previously reported, Applied Graphics Technologies, Inc., a Delaware corporation (the "Company"), is engaged in discussions regarding an overall recapitalization that would include an infusion of outside equity and the settlement, at a significant discount, of amounts due to its senior lenders for amounts borrowed under the Company's credit facility, amounts due to holders of the Company's 10% Subordinated Notes due 2005 (the "Subordinated Notes"), and amounts due to holders of preference shares of a subsidiary of the Company. In connection with these discussions, the Company did not pay the semi-annual interest on the Subordinated Notes that was due January 31, 2003. The failure to pay the interest on the Subordinated Notes does not constitute an event of default, which would allow the holders thereof to accelerate payment of the Subordinated Notes, until the expiration of a thirty (30) day grace period. The Company's senior lenders have waived any event of default under the Company's senior credit facility resulting from any failure to pay the interest on the Subordinated Notes.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Applied Graphics Technologies, Inc.
                                        Registrant

Dated:  February 3, 2003                By: /s/ Kenneth G. Torosian
                                            Kenneth G. Torosian
                                            Senior Vice President and Chief
                                            Financial Officer